UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2006

PLUG POWER INC.

(Exact name of registrant as specified in charter)

Delaware	0-27527	22-3672377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

968 Albany-Shaker Road, Latham, New York 12110

(Address of Principal Executive Offices) (Zip Code)

(518) 782-7700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On July 27, 2006, Plug Power Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2006. That release referred to certain attached financial highlights for the quarter ended June 30, 2006. The full text of the press release, including the attachment referred to within the release, which were posted on the Company’s internet website, are furnished as Exhibit 99.1 hereto and are incorporated by reference herein.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 27, 2006, Smart Hydrogen Inc. appointed Lisa Rosenblum to serve as a director of the Company. Ms. Rosenblum is currently Senior Vice President, Government Affairs and Education, of Cablevision Systems Corporation, one of the nation’s leading telecommunications and entertainment companies.

Under the Certificate of Designations setting forth the terms of the Company’s Class B Capital Stock, the holders of the Company’s Class B Capital Stock are currently entitled to appoint up to four of the Company’s directors. Smart Hydrogen, the holder of all of the Company’s Class B Capital Stock, had previously appointed three of these four directors in connection with its purchase of the Class B Capital Stock on June 29, 2006. Ms. Rosenblum is the fourth director appointed by Smart Hydrogen. Ms. Rosenblum has not been appointed to serve on any committees of the Company’s Board of Directors, and there are no committees to which Ms. Rosenblum is currently expected to be appointed.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
99.1	Press Release of Plug Power Inc. dated July 27, 2006, including attachment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUG POWER INC.

Date: July 27, 2006	By:	/s/ Roger B. Saillant
Roger B. Saillant
Chief Executive Officer